UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 18, 2015

SciQuest, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34875	56-2127592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3020 Carrington Mill Blvd., Suite 100, Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 659-2100

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2015, the Company granted equity awards to our named executive officers, consisting of Stephen Wiehe, our President and Chief Executive Officer, Rudy Howard, our Chief Financial Officer, Douglas Keister, our Senior Vice President of Sales, Grant Collingsworth, our General Counsel and Vice President of Corporate Development, and Teresa Jamison, our Vice President of Customer Operations.

These equity awards consist of 50% restricted stock units (“RSUs”) and 50% Performance-Based Restricted Stock Units (“PSUs”).  While previous equity awards have included RSUs, the Company has not granted PSUs in the past.  The addition of PSUs as a component of the equity awards reflects an intent to more closely tie the value of equity awards to company performance.

PSUs are performance-vested units under which the number of shares of Common Stock received following vesting is based on the Company's total stockholder return (“TSR”) in relation to the Russell 2000 Index (the “Index”) over a specified period of time.  Our Compensation Committee believes that PSUs more closely align our named executive officers compensation with our performance, motivate behavior consistent with long-term value creation, and better assist in retaining our named executive officers.

The actual number of shares of our Common Stock issuable under PSUs is variable based on over- or under-performance of our stock price compared to the Index during the performance period. The PSUs have a three-year performance period beginning on the grant date.  If we under-perform the Index, the percentage at which the PSUs convert into shares of our Common Stock will be reduced from 100% at a rate of 2 to 1 (two-percentage-point reduction in the number of target units for each percentage point of under-performance), with a minimum percentage of 0%. If we outperform the Index, the percentage at which the PSUs convert to shares will be increased from 100%, at a rate of 2 to 1 (two-percentage-point increase in the number of target units for each percentage point of over-performance), with a maximum percentage of 200%.

The 2015 equity awards to the named executive officers were as follows:

	PSUs(1)	RSUs
Stephen J. Wiehe	52,177	52,177
Rudy C. Howard	17,889	17,889
Douglas M. Keister	11,926	11,926
Grant W. Collingsworth	13,119	13,119
Teresa B. Jamison	9,690	9,690

(1)	PSU awards reflect the target number of units to be earned. Actual units may vary from 0% to 200% based on relative Total Shareholder Return as compared to the Index, as discussed above.

Item  9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Form of Performance-Based Restricted Stock Unit Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIQUEST, INC.
Date: March 23, 2015
	By:	/s/ Stephen J. Wiehe
Stephen J. Wiehe
President and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

10.1	Form of Performance-Based Restricted Stock Unit Agreement